UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007 (April 25, 2007)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 5. Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2007, James S. Haines, Jr. announced his intention to retire from our Board of Directors and as our Chief Executive Officer, effective June 30, 2007.

On April 25, 2007, our Board of Directors appointed William B. Moore to the Board as a Class III director effective May 1, 2007, and as our Chief Executive Officer, effective July 1, 2007. Mr. Moore, age 54, is currently our President and Chief Operating Officer and has served in those capacities since March 2006 and December 2002, respectively. From October 2000 to December 2002, Mr. Moore served as senior managing director and senior adviser for Saber Partners, LLC, a financial advisory firm. From April 1992 to August 2000, Mr. Moore held various executive officer positions with us, including serving as Executive Vice President and Chief Financial Officer from May 1999 to August 2000. Mr. Moore held various officer positions with Kansas Gas and Electric Company (“KGE”) from 1985 to April 1992, when we acquired KGE and it became our wholly owned subsidiary. Mr. Moore joined KGE in 1978 and held a number of finance positions until 1985.

As of the time of the filing of this report, we have not reached any agreement with Mr. Moore concerning his compensation upon becoming Chief Executive Officer.

A copy of our April 25, 2007 press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated April 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: May 1, 2007	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 99.1	Press Release dated April 25, 2007